                                                                   Exhibit 99(3)

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             NEW MARRIOTT MI, INC.


  New Marriott MI, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

  1. The present name of the Corporation is "New Marriott MI, Inc." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 19, 1997. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 27, 1998.

  2. This Amended and Restated Certificate of Incorporation has been duly adopted and proposed to the stockholders of the Corporation by the Board of Directors of the Corporation, and has been approved and adopted by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

  3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

  4. The text of the Amended and Restated Certificate of Incorporation as heretofore amended and restated is hereby restated and further amended to read in its entirety as hereinafter set forth:

    FIRST.   The name of the corporation is MARRIOTT INTERNATIONAL, INC.
    -----

    SECOND.   The address of its registered office in the State of Delaware is
    ------
1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

    THIRD.   The purpose of the corporation is to engage in, promote, and carry
    -----
on in any part of the world any lawful acts or activities for which corporations may be organized under the Delaware General Corporation Law.

    FOURTH.   The total number of shares of all classes of stock which the
    ------
corporation shall have authority to issue is eight hundred ten million (810,000,000) consisting of:

    (i) eight hundred million (800,000,000) shares of common stock, with par value of $0.01 per share, of which

       (a) three hundred million (300,000,000) shares are designated as Class A Common Stock (the "Class A Common Stock") and

       (b) five hundred million (500,000,000) shares are designated as Common Stock (the "Common Stock"); and

    (ii) ten million (10,000,000) shares of preferred stock, without par value (the "Preferred Stock").

  No holder of stock of any class of the corporation, whether now or hereafter authorized or issued, shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any securities convertible into stock of any class, or any character or to which are attached or with which are issued warrants or rights to purchase any such stock, whether now or hereafter authorized, issued or sold, or whether issued for moneys, property or services, or by way of dividend or otherwise, or any right or subscription to any thereof, other than such, if any, as the board of directors in its discretion may from time to time fix, pursuant to authority hereby conferred upon it; and any shares of stock or convertible obligations with warrants or rights to purchase any such stock, which the board of directors may determine to offer for subscription, may be sold without being first offered to any of the holders of the stock of the corporation of any class or classes or may, as such board shall determine, be offered to holders of any class or classes of stock exclusively or to the holders of all classes of stock, and if offered to more than one class of stock, in such proportions as between such classes of stock as the board of directors, in its discretion, may determine.

  A. Provisions Relating to Preferred Stock.   The Preferred Stock may be issued
     --------------------------------------
from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board) and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each such series of Preferred Stock.

  B. Provisions Relating to Common Stock
     ------------------------------------

  1. General.   The Class A Common Stock and the Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof. The powers, preferences and rights of the Class A Common Stock and the Common Stock and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in this Amended and Restated Certificate of Incorporation.

  2. Voting Rights.   Except as may otherwise be required by law or by the
provisions of such resolution or resolutions as may be adopted by the board of directors pursuant to Section A of this Article Fourth or as otherwise expressly provided in this Amended and Restated Certificate of Incorporation:

       (a) The holders of shares of Class A Common Stock shall be entitled to ten votes for each share of Class A Common Stock held on all matters voted upon by the stockholders of the corporation and shall vote together with the holders of Common Stock and together with the holders of any other series of stock who are entitled to vote in such manner and not as a separate class;

       (b) The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters voted upon by the stockholders of the corporation and shall vote together with the holders of Class A Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

  3. Dividends and Distributions. Subject to the rights of the holders of the Preferred Stock, the holders of Class A Common Stock and Common Stock shall be entitled to receive when, as and if declared by the board of directors, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock or otherwise. Each share of Class A Common Stock and each share of Common Stock shall have identical rights with respect to dividends and distributions, subject to the following:

       (a) any Regular Cash Dividend (as defined below) declared and paid on each share of Common Stock may, at the discretion of the board of directors, equal up to 125% (one hundred twenty-five percent) (rounded up to the nearest penny) of the per share Regular Cash Dividend declared and paid on each share of Class A Common Stock, but in no case shall the Regular Cash Dividend on each share of Common Stock be less than the equivalent Regular Cash Dividend per share of Class A Common Stock;

       (b) if the board of directors, in its discretion, should declare a Special Dividend (as defined below), such dividend shall be paid in equal amounts per share of Common Stock and Class A Common Stock; and

       (c) whenever, at the discretion of the board of directors, a dividend or distribution is payable in shares of Common Stock and/or Class A Common Stock, such stock dividend will be paid in equal amounts per share of Common Stock and Class A Common Stock; provided, however, that, at the discretion of the board of directors, such stock dividend may be paid to the holders of Common Stock either in Common Stock or in Class A Common Stock or a combination thereof and, similarly, a stock dividend may be paid to the holders of Class A Common Stock either in Class A Common Stock or in Common Stock or a combination thereof.

  As used herein, the term "Regular Cash Dividend" shall mean dividends of the corporation payable quarterly in cash consistent with practices established and revised from time to time by the board of directors in its sole discretion; and the term "Special Dividend" shall mean any dividend of cash or other property or assets (including securities), other than a Regular Cash Dividend. Any decision by the board of directors determining whether a dividend constitutes a Regular Cash Dividend shall be conclusive, binding and not subject to review or challenge.


  4. Conversion.   Upon a resolution of the board of directors:

    (i) each share of Common Stock shall be converted automatically into one share of Class A Common Stock if at any time the board of directors, in its sole discretion, decides that all, but not less than all, of the then outstanding shares of Common Stock shall be so converted; and

    (ii) each share of Common Stock shall be converted automatically into one share of Class A Common Stock if the Common Stock is excluded from trading on a national securities exchange or listing on the National Association of Securities Dealers Automated Quotation System (and the Class A Common Stock is, or is eligible to be, traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System) (the "NASDAQ").

  In making the determination referred to in (ii) above, the board of directors may conclusively rely upon information and documentation available to it, including but not limited to information or certification from any transfer agent for the common stock (the "Transfer Agent"), filings made with the Securities and Exchange Commission or any stock exchange or self-regulatory organization. The determination of the board of directors that a class of common stock has been excluded from trading on, or is eligible for trading on, a national securities exchange or has been excluded from listing on, or is eligible for listing on the NASDAQ shall be conclusive and binding. At the time specified in a resolution of the board of directors referred to in this Paragraph 4, the shares of the Common Stock so converted shall be deemed changed automatically into shares of Class A Common Stock and stock certificates and uncertificated shares formerly representing shares of Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of the Class A Common Stock, the total number of shares of the Class A Common Stock the corporation shall have authority to issue shall be eight hundred million (800,000,000) and the total number of shares of the Common Stock the corporation shall have authority to issue shall be zero (0).


  5. Dissolution and Liquidation; Mergers and Consolidations.

  (a) In the event of a liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock have been paid in full the amounts to which they are entitled, if any, or a sum sufficient for such payment in full has been set aside, the remaining net assets of the corporation, of whatever kind, shall be divided among and paid ratably to the holders of Class A Common Stock and Common

Stock in proportion to the number of shares of Class A Common Stock or Common Stock, as the case may be, held by them respectively.

  (b) In the event of a merger, consolidation or combination of the corporation with another entity (whether or not the corporation is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in that transaction, except that any common stock that holders of Common Stock are entitled to receive in any such event may differ as to voting rights and otherwise to the extent and only to the extent that the Common Stock and the Class A Common Stock differ as set forth in Section B of this Article Fourth.


  6. Minority Rights Protection Provision.

  (a) If, at any time after the date upon which the Common Stock and the Class A Common Stock are distributed to the holders of common stock of Marriott International, Inc. (to be renamed Sodexho Marriott Services, Inc.) (the "Distribution"), any Person or group, each as hereinafter defined in this Paragraph 6, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Class A Common Stock and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of Common Stock, all of which Common Stock must have been acquired by such Person or group after the Distribution, such Significant Shareholder must, within a ninety-day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional shares of Common Stock as provided in this Paragraph 6 (a "Minority Rights Protection Transaction"). The 15% ownership threshold of the number of Class A Common Shares which triggers a Minority Rights Protection Transaction may not be waived by the board of directors, nor may this threshold in this Amended and Restated Certificate of Incorporation be amended without shareholder approval, including a majority vote of the outstanding Common Stock voting separately as a class.

  (b) In each Minority Rights Protection Transaction, the Significant Shareholder must make a public cash tender offer to acquire from the holders of Common Stock at least that number of additional shares of Common Stock determined by (i) multiplying (x) the percentage of the number of shares of outstanding Class A Common Stock beneficially owned and acquired after the Distribution by such Significant Shareholder by (y) the total number of shares of Common Stock outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the number of shares of Common Stock beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder and which were acquired after the Distribution (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Shareholder must acquire all shares of Common Stock validly tendered and not withdrawn or, if the number of shares of Common Stock tendered to the Significant Shareholder and not withdrawn exceeds the number of shares required to be acquired pursuant to this subparagraph (b), the number of shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such stockholder bears to the total number of shares tendered and not withdrawn by all tendering holders.

  (c) The cash offer price for any shares of Common Stock required to be purchased by the Significant Shareholder pursuant to this Paragraph 6 shall be the greater of: (i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock in the six-month period ending on the date such Person or group became a Significant Shareholder (or such shorter period after the Distribution if the date such Person or group became a Significant Shareholder is not more than six months following the Distribution); and (ii) the highest reported sale price for a share of Class A Common Stock on the New York Stock Exchange (or if the Class A Common Stock is not listed on the New York Stock Exchange, on any other national securities exchange on which the Class A Common Stock is listed; or if the Class A Common Stock is not listed on any national securities exchange, on the NASDAQ Market) on the business day preceding the date the Significant Shareholder commences the required tender offer. For purposes of subparagraph (d) below, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the Minority Rights Protection Transaction for which such calculation is required.

  (d) A Minority Rights Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Distribution beneficial ownership of additional shares of Class A Common Stock in an amount equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of shares of outstanding Class A Common Stock if such Significant Shareholder does not then own an equal or greater percentage of all then outstanding shares of Common Stock (all of which shares of Common Stock must have been acquired by such Significant Shareholder after the Distribution, including pursuant to a previous Minority Rights Protection Transaction). Such Significant Shareholder shall be required to make a public cash tender offer to acquire that number of shares of Common Stock prescribed by the formula set forth in subparagraph (b) above, and must acquire all shares validly tendered and not withdrawn or a pro rata portion thereof, as specified in such subparagraph (b), at the price determined pursuant to subparagraph (c) above, even if a previous Minority Rights Protection Transaction resulted in fewer shares of Common Stock being tendered than required in the previous offer.

  (e) If any Significant Shareholder fails to commence an offer required by this Paragraph 6 of this Section B of this Article Fourth within the ninety-day period beginning the day after becoming a Significant Shareholder, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned by such Significant Shareholder and acquired by such Significant Shareholder after the Distribution. To the extent that the voting power of any shares of Class A Common Stock is so discontinued, such shares shall not be included in the determination of aggregate voting shares for any purpose under this Amended and Restated Certificate of Incorporation or applicable law. The requirement to engage in a Minority Rights Protection Transaction shall be satisfied by the making of the requisite offer and purchasing validly tendered and not withdrawn shares pursuant to this Paragraph 6, even if the number of shares tendered is less than the number of shares included in the required offer.

  (f) The Minority Rights Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of shares of Class A Common Stock resulting solely from a change in the aggregate amount of shares of Class A Common Stock outstanding, provided that any acquisition after such change which results in any Person or group having acquired after the Distribution beneficial ownership of 15% or more of the number of then outstanding shares of Class A Common Stock (or, after the last acquisition which triggered the requirement for a Minority Rights Protection Transaction, additional shares of Class A Common Stock in an amount equal to the next higher integral multiple of 5% in excess of the number of shares of Class A Common Stock then outstanding) shall be subject to any Minority Rights Protection Transaction requirement that would be imposed pursuant to this Paragraph 6.

  (g) In connection with subparagraphs (a) through (d) and (f) above, the following shares of Class A Common Stock shall be excluded for the purpose of determining the number of shares of Class A Common Stock beneficially owned or acquired by any Person or group but not for the purpose of determining shares outstanding:

    (i) shares beneficially owned by such Person or group (or, in the case of a group, shares beneficially owned by Persons that are members of such group) immediately after the Distribution;

    (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Paragraph 6, or by termination or revocation of a trust or similar arrangement or by a distribution from a trust or similar arrangement if such trust or similar arrangement was created, and such termination, revocation or distribution occurred or was effected, in good faith and not for the purpose of circumventing this Paragraph 6, or by reason of the ability of a secured party (following a default) to exercise voting rights with respect to, or to dispose of, shares that had been pledged in good faith as security for a bona fide loan, or by foreclosure of a bona fide pledge which secures a bona fide loan;

    (iii) shares acquired upon issuance or sale by the corporation;

    (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

    (v) shares acquired in exchange for Common Stock by a holder of Common Stock (or by a parent, lineal descendant or donee of such holder of Common Stock who received such Common Stock from such holder) if the Common Stock so exchanged was acquired by such holder directly from the corporation as a dividend on shares of Class A Common Stock;

    (vi) shares acquired by a plan of the corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan;

    (vii) shares beneficially owned by a Person or group immediately after the Distribution which are thereafter acquired by an Affiliate, as defined in subparagraph (j) below, of such Person or group (or by the members of the immediate family (or trusts for the benefit thereof) of any such Person or Affiliate) or by a group which includes such Person or group or any such Affiliate; and

    (viii) shares acquired indirectly through the acquisition of securities, or of all or substantially all of the assets, of a Person that has a class of its equity securities registered under Section 12 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

  Notwithstanding anything to the contrary contained in this Article Fourth, no Person (and no group including such Person) shall be deemed to have acquired after the Distribution beneficial ownership of any shares of Class A Common Stock owned by any other Person solely by reason of such Person being or becoming an officer, director, executive, trustee, executor, custodian, guardian, and/or other similar fiduciary or employee of or for such other Person under circumstances not intended to circumvent the provisions of this Paragraph 6.

  (h) In connection with subparagraphs (a) through (d) and (f) above, for purposes of calculating the number of shares of Common Stock beneficially owned or acquired by any Person or group, shares of Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Paragraph 6; and only shares of Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the corporation shall be deemed to be beneficially owned by such Person or group (provided that shares of Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

  (i) All calculations with respect to percentage beneficial ownership of either issued and outstanding shares of Class A Common Stock or Common Stock shall be based upon the number of issued and outstanding shares reported by the corporation on the last to be filed of (i) the corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

  (j) For purposes of this Paragraph 6, the term "Person" means any individual, partnership, joint venture, limited liability company, corporation, association, trust, incorporated organization, government or governmental department or agency or any other entity (other than the corporation). Subject to subparagraphs (g) and (h) above, "beneficial ownership" shall be determined pursuant to Rule 13d-3 (as in effect on January 1, 1998) promulgated under the 1934 Act, and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) (as in effect on January 1, 1998) promulgated under the 1934 Act, in each case subject to the following additional qualifications:

    (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with any such other Person(s), absent affirmative attributes of concerted action; and

    (ii) any Person acting in his official capacity as a director or officer of the corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the corporation will not cause such Person to become a member of a group with any other Person.

  For purposes of this Paragraph 6, an "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

    FIFTH.   The name and mailing address of the incorporator is as follows:
    -----


NAME
----

Harold J. Wood

MAILING ADDRESS
1013 Centre Road
Wilmington, Delaware 19805


    SIXTH.   The corporation is to have perpetual existence.
    -----

    SEVENTH.   The private property of the stockholders shall not be subject to
    -------
the payment of the corporate debts to any extent whatsoever.

    EIGHTH.   Except as otherwise fixed by or pursuant to the provisions of
    ------
Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the corporation shall be fixed from time to time by or pursuant to the Bylaws of the corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

  Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the corporation.

  Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

  Subject to the rights of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article EIGHTH.

  The directors shall have the power to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens without limit as to amount, upon the property and franchises of this corporation.

  The Bylaws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by law or the Bylaws, or by resolution of the stockholders or directors.

  The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors.

  The directors shall have power by a resolution passed by a majority vote of the whole board, under suitable provision of the Bylaws, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the Bylaws, have and exercise any or all the powers of the board of directors which may be lawfully delegated in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the said corporation to be affixed to all papers which may require it.

  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter set forth herein or, in the absence of specific provision herein, in the manner prescribed by the statutes of the State of Delaware, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

  Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

    NINTH.   The amount of capital with which this corporation will commence
    -----
business is the sum of One Thousand Dollars ($1,000).

    TENTH.   The corporation may enter into contracts or transact business with
    -----
one or more of its officers or directors, or with any firms of which one or more of its officers or directors is a member, or may invest its funds in the securities of and may enter into contracts, or transact business with any corporation or association in which any one or more of its officers or directors is a stockholder, officer or director, and in the absence of bad faith, or unfair dealing, such contract or transaction or investment shall not be invalidated or to any extent affected by the fact that any such officer or officers or any such director or directors has or may have interests therein which are or might be adverse to the interests of the corporation, provided that the remaining directors are sufficient in number to ratify and approve the transaction.

    ELEVENTH.   Each person who was or is made a party or is threatened to be
    --------
made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereafter an "indemnitee"), whether the basis of such proceeding is alleged activity in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided that except with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, or employee may be entitled.

    TWELFTH.   The affirmative vote of the holders of shares representing not
    -------
less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the corporation shall be required for the approval of any proposal for the corporation to reorganize, merge, or consolidate with any other corporation, or sell, lease, or exchange substantially all of its assets or business. The amendment, alteration or repeal of this Article TWELFTH, or any portion hereof, shall require the approval of the holders of shares representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the corporation.

    THIRTEENTH.   Notwithstanding the provisions of Article TWELFTH, any action
    ----------
required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock and the Class A Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article THIRTEENTH.

    FOURTEENTH.   The board of directors shall have power to make, alter, amend
    ----------
and repeal the Bylaws of the corporation (except insofar as the Bylaws of the corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 3.1, 3.2 and 3.13 of Article III and Articles VIII and IX of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FOURTEENTH.

    FIFTEENTH.   In addition to any affirmative vote required by law or this
    ---------
Amended and Restated Certificate of Incorporation, and except as otherwise expressly hereinafter provided in this Article:

    (i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not such other corporation is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of Fifteen Million Dollars or more, or


    (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder, or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of Fifteen Million Dollars or more; or

    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or any Interested Stockholder; or

    (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of any Interested Stockholder:

shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article FIFTEENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Amended and Restated Certificate of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

  The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of clauses (i) through
(v) of the first paragraph of this Article.

  The provisions of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if either of the conditions hereinafter specified under (a) or (b) are met:

    (a) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined), or

    (b) All of the following conditions shall have been met:

       (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock and the Class A Common Stock in such Business Combination shall be at least equal to the higher of the following:

          (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock or Class A Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

          (b) the Fair Market Value per share of either the Common Stock or the Class A Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date referred to in this Article as the "Determination Date"), whichever is higher.

       (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

          (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher:

          (b) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

          (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

       (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and the Class A Common Stock) shall be cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

       (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
     (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividend paid on the Common Stock and the Class A Common Stock (except as necessary to reflect any subdivision of the Common Stock and the Class A Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock or the Class A Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

       (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

       (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).


For the purposes of this Article FIFTEENTH:

    A. A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

    B. "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

       (i) is the beneficial owner, directly or indirectly, of more than 25% of the voting power of the outstanding Voting Stock; or

       (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 25% or more of the voting power of the then outstanding Voting Stock; or

       (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    C. A person shall be a "beneficial owner" of any Voting Stock:

       (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

       (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

       (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Article, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Article but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1998.

    F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Article, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

    G. "Disinterested Director" means any member of the board of directors who is unaffiliated with the Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the board.

    H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of Disinterested Directors then on the board of directors.

    I. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraph b(i) and (ii) of this Article shall include the shares of Common Stock and the Class A Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

  A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article FIFTEENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of Fifteen Million Dollars or more.

  Nothing contained in this Article FIFTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of at least 66 2/3% or more of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or repeal this Article FIFTEENTH.

    SIXTEENTH.   No director of the corporation shall be liable to the
    ---------
corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Any amendment or repeal of this Article SIXTEENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

  If the Delaware General Corporation Law shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which such director is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  IN WITNESS WHEREOF, New Marriott MI, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Vice President and Treasurer and attested to by its Secretary as of March 27, 1998.


                              NEW MARRIOTT MI, INC.



                              By:   /s/ RAYMOND G. MURPHY
                                   ---------------------------------------------
                                    Name:   Raymond G. Murphy
                                    Title:  Vice President and Treasurer



ATTEST:   /s/ W. DAVID MANN
         ---------------------------------------
          Name:   W. David Mann
          Title:  Secretary